EXHIBIT 10.14

Nano Vibronix, Inc.

2004 Global Share Option Plan

Approved November 18, 2004

TABLE OF CONTENTS

1.	PURPOSE OF THE PLAN	3

2.	DEFINITIONS	3

3.	ADMINISTRATION OF THE PLAN	5

4.	DESIGNATION OF PARTICIPANTS	6

5.	SHARES RESERVED FOR THE PLAN	6

6.	PURCHASE PRICE	7

7.	ADJUSTMENTS	8

8.	TERM AND EXERCISE OF OPTIONS	9

9.	VESTING OF OPTIONS	10

10	PUCHASE FOR INVESTMENT	11

11	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL	11

12	DIVIDENDS	12

13	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS	12

14	EFFECTIVE DATE AND DURATION OF THE PLAN	12

15	AMENDMENTS OR TERMINATION	13

16	GOVERNMENT REGULATIONS	13

17	CONTINUANCE OF EMPLOYMENT	13

18	GOVERNING LAW AND JURISDICTION	13

19	TAX CONSEQUENCES	14

20	NON-EXCLUSIVITY OF THE PLAN	14

21	MULTIPLE AGREEMENTS	14

22	RULES PARTICULAR TO SPECIFIC COUNTRIES	14

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This plan, as amended from time to time, shall be known as the Nano Vibronix, Inc. 2004 Global Share Option Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain, in the employ of the Company (as defined below) and its affiliates, persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including the Option Agreement and its appendixes), the following definitions shall apply.

2.1	“Board” means the Board of Directors of the Company.

2.2	“Cause” means (i) conviction of any felony involving moral turpitude or affecting the Company or its affiliates; (ii) any refusal to carry out a reasonable directive of the Company’s Chief Executive Officer, Board or the Optionee’s direct supervisor, which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company or its affiliates, including without limitation disclosure of confidential information of the Company or its affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or its affiliates.

2.3	“Chairman” means the Chairman of the Committee.

2.4	“Committee” means a share option compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board.

2.5	“Company” means Nano Vibronix, Inc., a Delaware corporation.

2.6	“Date of Grant” means the date of grant of an Option determined by the Board or the Committee and set forth in the Option Agreement.

2.7	“Employee” means a person who is employed by the Company or any affiliate.

2.8	“Expiration Date” means the date upon which an Option shall expire, as set forth in Section 8.2 of the Plan.

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2.9	“Fair Market Value” means as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or any national market system, including without limitation the Tel Aviv Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;

(ii)	If the Shares are not listed on any established stock exchange or national market system as mentioned in sub-section (i) above but the Shares are regularly quoted by one or more recognized securities dealers, the Fair Market Value shall be the mean between the highest bid and lowest asked prices quoted for the Shares on the last market trading day prior to the day of determination; or

(iii)	If the Shares are not listed on any established stock exchange or national market system and the Shares are not regularly quoted by one or more recognized securities dealers as mentioned in sub-sections (i) and (ii) above, the Fair Market Value thereof shall be determined in good faith by the Board.

2.10	“IPO” means the initial public offering of the Company’s shares.

2.11	“Option” means an option to purchase one or more Shares pursuant to the Plan.

2.12	“Optionee” means a person who receives or holds an Option under the Plan.

2.13	“Option Agreement” means the share option agreement between the Company and an Optionee that evidences and sets out the terms and conditions of an Option.

2.14	“Plan” means the Company’s 2004 Global Share Option Plan.

2.15	“Purchase Price” means the purchase price for each Share subject to an Option.

2.16	“Service Provider” means a director, consultant or adviser or other service provider of the Company or any affiliate, who is not an Employee.

2.17	“Share” means the common stock, $ 0.001 par value, of the Company.

2.18	“Successor Company” means any entity which the Company is merged into or acquires all or substantially all of the Company’s assets.

2.19	“Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets or shares of the Company to another entity.

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2.20	“Vested Option” means any Option, which has already been vested according to the Vesting Dates.

2.21	“Vesting Dates” means, as determined by the Board or the Committee, the date as of which the Optionee shall be entitled to exercise an Option or part of an Option, as set forth in Section 9 of the Plan.

3.	ADMINISTRATION OF THE PLAN

3.1	The Board shall have the power to administer the Plan. To the extent permitted under applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

3.2	The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3	The Board shall have full power and authority (subject to applicable laws): (i) to designate Optionees; (ii) to determine the terms and provisions of Option Agreements (which need not be identical) including, but not limited to, the number of Shares to be covered by each Option, the period and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the Plan; (v) to determine the Fair Market Value of the Shares; (vi) to designate the type of Options to be granted to an Optionee; (vii) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

3.4	The Board shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a Purchase Price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled, and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan.

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3.5	Subject to the Company’s incorporation documents, all decisions and elections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. All decisions and elections shall be made in accordance with the provisions of the Company’s incorporation documents, as the same may be in effect from time to time.

3.6	The interpretation and construction by the Board of any provision of the Plan or of any Option Agreement there under shall be final and conclusive unless otherwise determined by the Board.

3.7	Subject to the Company’s incorporation documents, applicable law, and the resolutions of the Company’s Board and/or shareholders, and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.	ELIGIBLE PARTICIPANTS

Only Employees and/or Service Providers shall be eligible for participation in the Plan. The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify him or her from participating in, any other grant of Options pursuant to the Plan or any other option or share plan of the Company or any of its affiliates.

5.	SHARES RESERVED FOR THE PLAN

5.1	The Company has reserved Three Hundred Thousand (300,000) authorized but unissued Shares for the purposes of the Plan, subject to adjustment as set forth in Section 7 below. Any Shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Option may again be subjected to an Option under the Plan or under future plans.

5.2	Each Option granted pursuant to the Plan, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board shall from time to time approve. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder, the Vesting Dates, the Purchase Price per Share and the Expiration Date.

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5.3	Until the consummation of an IPO, Shares issued upon exercise of Options, shall be voted by an irrevocable proxy (the ”Proxy”), such Proxy to be assigned to the person or persons designated by the Board (the “Proxy Holder”). Subject to the Company’s incorporation documents, applicable law and to all approvals legally required, the Proxy Holder shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such Proxy Holder's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the Proxy Holder(s) may have as a director or otherwise under the Company's incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

6.	PURCHASE PRICE

6.1	The Purchase Price of each Share subject to an Option shall be determined by the Board in its sole and absolute discretion in accordance with applicable law. Each Option Agreement shall set forth the Purchase Price determined for each Option.

6.2	The Purchase Price shall be payable upon the exercise of an Option in the following acceptable forms of payment:

(i)	cash, check or wire transfer.

(ii)	at the discretion of the Board, through delivery of Shares (including other Shares purchased pursuant to the Options being exercised) having a Fair Market Value equal as of the date of exercise to the Purchase Price of the Shares to be purchased and acquired upon the exercise of the Option, or by a different form of cashless exercise method through a third party broker as approved by the Board.

(iii)	at the discretion of the Board, any combination of the methods of payment permitted by any paragraph of this Section 6.2

6.3	The Purchase Price shall be paid in currency of the primary economic environment of either the Company or the Employee (that is the functional currency of the Company or the currency in which the Employee is paid), as shall be determined by the Board.

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7.	ADJUSTMENTS

Upon the occurrence of any of the following events, Optionees' rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

7.1	In the event of Transaction, (a) the unexercised Options then outstanding under the Plan shall be ”Assumed or Substituted” (as defined in Section 7.3 below), (b) appropriate adjustments shall be made to the Purchase Price of each Option so as to reflect such action and (c) all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Board, which determination shall be in their sole discretion and final. The Company shall notify the Optionee of the Transaction in such form and method as it deems appropriate at least ten (10) days prior to the effective date of such Transaction.

7.2	Notwithstanding the above and subject to all applicable law, the Board shall have the power and authority to determine that certain Option Agreements shall provide for the acceleration of the Vesting Dates of outstanding Options so that they vest prior to the Transaction. For avoidance of doubt, no such acceleration shall occur, unless expressly specified in the Option Agreement or determined by the Board.

7.3	For the purposes of Section 7.1 above, an Option shall be considered “Assumed or Substituted” if, the Option shall confer the right, subject to such Option’s original vesting schedule and other provisions contained in the relevant Option Agreement, to purchase or receive, for each Share underlying such Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by the holders of Shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary, the Board may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Board may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

7.4	If the Company is to be voluntarily liquidated or dissolved while unexercised Vested Options remain outstanding under the Plan, the Company shall notify all unexercised Vested Option holders of such liquidation or dissolution at least ten (10) days prior to the effective date thereof, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-day period, all remaining outstanding Options will terminate immediately. For avoidance of doubt all non Vested Options shall terminate upon such liquidation or dissolution.

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7.5	If the outstanding Shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), Share split or reverse Share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the Plan or subject to any Options theretofore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon the occurrence of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 5 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted (all as determined by the Board whose determination shall be final).

7.6	Anything herein to the contrary notwithstanding, in any transaction approved by the Board or as otherwise required by the Company’s Certificate of Incorporation in which all of the stockholders of the Company are to sell, exchange or transfer their Shares (in connection with a Transaction or otherwise), each Optionee shall be obliged to sell, exchange, or transfer, as the case may be, any Shares purchased under the Plan and held by the Optionee, in accordance with the instructions issued by the Board in connection with the transaction, whose determination shall be final.

7.7	The Optionee acknowledges that each Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

8.	TERM AND EXERCISE OF OPTIONS

8.1	The Board shall determine the form and method of exercising the Options. Except as otherwise determined by the Board, Options shall be exercised by the Optionee’s written notice to the Company or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Purchase Price for the number of Shares with respect to which the Option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

8.2	All Options shall expire upon the earlier of: (i) the expiration date set forth in the Option Agreement; and (ii) termination of Optionee’s employment or service, subject to the provisions of Section 8.5 below.

8.3	Vested Options may be exercised by the Optionee in whole at any time or in part from time to time prior to the Expiration Date.

8.4	Unless otherwise approved by the Board, a notice of termination of employment or services shall be deemed to constitute termination of employment or services.

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8.5	Notwithstanding anything to the contrary hereinabove and unless otherwise provided in the Optionee’s Option Agreement, an Option which had vested on or before the date of termination of the Optionee’s employment or service may be exercised after the date of termination of Optionee’s employment or service for the additional period set forth below but in no event later than the expiration date set forth in the Option Agreement:

8.5.1	if termination was made without Cause, such Vested Options still in force and unexpired may be exercised within a period of three (3) months after the date of such termination; or

8.5.2	if termination was the result of death or disability of the Optionee, such Vested Options still in force and unexpired may be exercised within a period of twelve (12) months after such date of termination.

The Board shall have the authority to provide for longer periods than the three (3) months or twelve (12) months set forth above for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option will immediately terminate, and the Optionee shall not have any rights in respect of such outstanding Options.

8.6	To avoid doubt, Optionees shall not have any of the rights or privileges of shareholders of the Company, in respect of any Shares purchasable upon the exercise of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for the purpose of any law, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the Plan.

8.7	Any Option Agreement may contain such other provisions, not inconsistent with the Plan, as the Board may, from time to time, deem advisable.

9.	VESTING OF OPTIONS

9.1	Subject to the provisions of the Plan, Options shall vest at the Vesting Dates set forth in the Option Agreement provided that no Option may be exercised after the Expiration Date.

9.2	The vesting of an Option may be subject to such other terms and conditions, not inconsistent with the Plan, as the Board may deem appropriate. The vesting provisions of individual Options may vary.

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10.	PURCHASE FOR INVESTMENT

The Company’s obligation to issue or allocate Shares upon exercise of an Option granted under the Plan is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules and regulations of the United States or any other state having jurisdiction over the Company and the Optionee.

11.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

11.1	Notwithstanding anything to the contrary in the incorporation documents of the Company, none of the Optionees shall have a right of first refusal with respect to any sale of shares in the Company by virtue of Shares issued upon the exercise of an Option.

11.2	Unless otherwise determined by the Board, until such time as the Company shall complete an IPO, an Optionee shall not have the right to sell Shares issued upon the exercise of an Option within six (6) months and one day of the date of exercise of such Option or issuance of such Shares.

Sale of Shares by the Optionee shall be subject to a right of first refusal as set forth in the incorporation documents of the Company. In the event that the incorporation documents of the Company do not contain any provision regarding rights of first refusal, then, unless otherwise determined by the Board, until such time as the Company shall complete an IPO, the sale of Share issuable upon the exercise of an Option shall be subject to a right of first refusal on the part of the “Repurchaser(s)”.

“Repurchaser(s)” means (i) the Company, if permitted by applicable law, (ii) if the Company is not permitted by applicable law, then any affiliate of the Company designated by the Board; or (iii) if no affiliate of the Company is designated by the Board, then the Company’s existing shareholders (save, for avoidance of doubt, for other Optionees who already exercised their Options), pro rata in accordance with their shareholding.

The Optionee shall give a notice of sale (hereinafter the “Notice”) to the Company in order to offer the Shares to the Repurchaser(s).

11.3	The Notice shall specify the name of each proposed purchaser or other transferee (hereinafter the “Proposed Transferee”), the number of Shares offered for sale, the price per Share and the payment terms. The Repurchaser(s) will be entitled for thirty (30) days from the day of receipt of the Notice (hereinafter the “Notice Period”), to purchase all or part of the offered Shares on a pro rata basis based upon their respective holdings in the Company.

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11.4	If by the end of the Notice Period not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee shall be entitled to sell such Shares at any time during the ninety (90) days following the end of the Notice Period on terms not more favorable than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee. Any sale of Shares issued under the Plan by the Optionee that is not made in accordance with the Plan and the Option Agreement shall be null and void.

12.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by a trustee, as the case may be, the Optionee shall be entitled to receive dividends with respect to such Shares, subject to the provisions of the Company’s incorporation documents, as amended from time to time and subject to any applicable taxation on distribution of dividends.

13.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

No Option or any right with respect thereto, or purchasable thereunder, whether fully paid or not, shall be assignable, transferable, or given as collateral nor may any right with respect thereto be given to any third party whatsoever, other than by will or by the laws of descent and distribution or as specifically otherwise allowed under the Plan. During the lifetime of the Optionee, each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any action made in contradiction to the aforementioned, shall be null and void.

14.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption (the “Termination Date”).

The Company shall obtain the approval of the Company’s shareholders for the adoption of this Plan or for any amendment to this Plan, if shareholders’ approval is necessary or desirable to comply with any applicable law including without limitation the U.S. securities law or the securities laws of other jurisdictions applicable to Options granted to Optionees under this Plan, or if shareholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the US Securities and Exchange Commission.

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15.	AMENDMENTS OR TERMINATION

15.1	The Board may at any time, subject to the provisions of Section 15.2 below and all applicable law, amend, alter, suspend or terminate the Plan, provided, however, that no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise by the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Earlier termination of the Plan prior to the Termination Date shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such earlier termination.

15.2	The Company shall obtain the approval of the Company’s shareholders for any amendment to this Plan and/or the Appendixes thereto if shareholders’ approval is required under any applicable law including without limitation the U.S. securities law or the securities laws of other jurisdictions applicable to Options granted to Optionees under this Plan and/or the Appendixes thereto, or if shareholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the U.S. Securities and Exchange Commission.

16.	GOVERNMENT REGULATIONS

The Plan, the granting and exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Options shall be subject to all applicable laws, rules, regulations, approvals and consents whether of the United States, the State of Israel, or any other state having jurisdiction over the Company or the Optionees, including the registration of the Shares under the United States Securities Act 1933 or under the securities act of any applicable jurisdiction, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

17.	CONTINUANCE OF EMPLOYMENT

Neither the Plan nor any Option Agreement shall impose any obligation on the Company or an affiliate to continue any Optionee in its employ or service, and nothing in the Plan or in any Option granted pursuant hereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an affiliate thereof or restrict the right of the Company or an affiliate thereof to terminate such employment or service at any time.

18.	GOVERNING LAW AND JURISDICTION

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the State of New York shall have sole jurisdiction in any matters pertaining to the Plan.

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19.	TAX CONSEQUENCES

Any tax consequences to any Optionee arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its affiliates, or the Optionee) hereunder shall be borne solely by the Optionee. The Company and/or its affiliates shall withhold taxes according to the applicable laws, rules, and regulations, including withholding taxes at source. The Company shall have the right to withhold taxes from any compensation paid to the Optionee by the Company or its affiliates. Furthermore, the Optionee shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to withholding.

The Company shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

20.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

21.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

22.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to Optionees resident in a particular country by means of an addendum to the Plan in the form of an appendix (the “Appendix”), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern with respect to such Optionees. Terms and conditions set forth in the Appendix shall apply only to Options issued to Optionees under the jurisdiction of the specific country that is the subject of the Appendix and shall not apply to Options issued to any other Optionee. The adoption of any such Appendix shall be subject to the approval of the Board and, if required, the approval of the shareholders of the Company.

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